UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2020

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

160 Rio Robles , San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	MXIM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Maxim Integrated Products, Inc. (“Maxim” or the “Company”) approved the payment of mid-year cash bonuses to the Named Executive Officers that appeared in our proxy statement for our Annual Meeting of Stockholders held on November 5, 2020 in an amount equal to 50% of their target annual bonus assuming 100% individual performance. Such bonus payments are set forth in the table below and represent bonus amounts for service during the first half of fiscal year 2021(and will be deducted from the payment of their fiscal 2021 annual bonus).

Name	Title	Mid-Year Cash Bonus
Tunç Doluca	President and Chief Executive Officer	$675,500
Brian White	Senior Vice President, Chief Financial Officer	$219,500
Edwin B. Medlin	Senior Vice President, Chief Legal, Administrative, and Compliance Officer	$202,500
Jon Imperato	Senior Vice President, Worldwide Sales and Marketing	$202,500
Vivek Jain	Senior Vice President, Technology and Manufacturing Group	$185,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 17, 2020

MAXIM INTEGRATED PRODUCTS, INC.

By:/s/ Mark Casper
Name: Mark Casper
Title: Vice President and General Counsel